                                                                    EXHIBIT 10.1
                         _____________________________

                             AMENDED AND RESTATED

                           ASSET PURCHASE AGREEMENT
                         _____________________________


                      DATED AS OF DECEMBER ______, 1998,

                                     AMONG

                            ACMI ACQUISITION CORP.,

                        EQUALNET COMMUNICATIONS CORP.,

                             LIMIT LLC d/b/a ACMI

                                      AND

                             MEMBERS OF LIMIT LLC

                              AMENDED AND RESTATED

                            ASSET PURCHASE AGREEMENT

     This AMENDED AND RESTATED ASSET PURCHASE AGREEMENT (the "Amended Agreement"), dated as of November 6, 1998, by and among LIMIT LLC, a Tennessee limited liability company ("Seller"), and the MEMBERS of Seller (set forth in Schedule 1 and collectively referred to as "Members"), on one hand and ACMI ACQUISITIONS CORP., a newly formed Delaware corporation (sometimes referred to as the "Company" or "Purchaser"), and EQUALNET COMMUNICATIONS CORP., a Texas corporation ("ENET"), with reference to the following RECITALS:

          A. Seller is engaged in the business of sales of long distance network marketing operations. Such business operations of Seller have been carried on as a distinct business under the name of ACMI. Members are the owners, of record and beneficially, of all of Seller's membership interests.

          B. Purchaser desires to purchase all of the business operations and assets of Seller ("the Assets"). All of such business operations and Assets of Seller desired to be purchased by Purchaser hereunder are referred to herein as the "Business".

          C. Purchaser, and Seller and Members, have previously entered into that certain Asset Purchase Agreement (the "Agreement") dated October 24, 1998 and desire to amend the Agreement.

          D. Subject only to the limitations and exclusions contained in this Amended Agreement and on the terms and conditions hereinafter set forth, Seller desires to sell and Purchaser desires to purchase the Business, its operations, and the Assets of Seller used therein.

          NOW, THEREFORE, in consideration of the recitals and of the respective covenants, representations, warranties and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE I
                               PURCHASE AND SALE

     1. Amended Agreement to Sell. At the Closing (as defined in Section 2.1 hereof) and except as otherwise specifically provided in this Section 1.1, Seller shall grant, sell, convey, assign, transfer and deliver to Purchaser, upon and subject to the terms and conditions of this Amended Agreement, all right, title and interest of Seller in and to (a) the Business as a going concern, (b) the assumed name used by Seller and all goodwill associated therewith, and (c) all of the assets, properties and rights of Seller constituting the Business or used therein, of every kind and description, real, personal and mixed, tangible and intangible, wherever situated (which Business, name, goodwill, assets, properties and rights are herein sometimes called the "Assets"), free and clear of all mortgages, liens, pledges, security interests, charges, claims, restrictions and encumbrances of and failure whatsoever except Permitted Liens as defined in Section 3.1.13 hereof.

          1.1.1 Included Assets. The Assets shall include without limitation the following assets, properties and rights of Seller used directly or indirectly in the conduct of, or generated by or constituting, the Business, except as otherwise expressly set forth in Section 1.1.2 hereof:

               (a) all machinery, equipment, tools, vehicles, furniture, furnishings, leasehold improvements, goods, and other tangible personal property;

               (b) all prepaid items, unbilled costs and fees, and accounts, notes and other receivables;

               (c) all supplies and inventories and office and other supplies;

               (d) to the extent permitted by applicable law, all rights under any written or oral contract, agreement, lease, plan, instrument, registration, license, certificate of occupancy, other permit or approval of any nature, or other document, commitment, arrangement, undertaking, practice or authorization;

               (e) all rights under any patent, trademark, service mark, trade name or copyright, whether registered or unregistered, and any applications therefor;

               (f) all technologies, methods, formulations, data bases, trade secrets, know-how, inventions and other intellectual property used in the Business or

               (g) all computer software (including documentation and related object and source codes);

               (h) all rights or choses in action arising out of occurrences before or after the Closing, including without limitation all rights under express or implied warranties relating to the Assets;

               (i) all assets and properties reflected on the Interim Balance Sheet as defined in Section 3.1.6;

               (j) all information, files, records, data, plans, contracts and recorded knowledge, including customer and supplier lists, related to the foregoing.

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

               (k) all customers and customers contracts and agreements to the extent owned by Seller.

          1.1.2 Excluded Assets. Notwithstanding the foregoing, the Assets shall not include any of the assets, properties or rights set forth on the Disclosure Schedule.

     1.2 Amended Agreement to Purchase. At the Closing hereunder, Purchaser shall purchase the Assets from Seller, upon and subject to the terms and conditions of this Amended Agreement and in reliance on the representations, warranties and covenants of Seller and the Members contained herein, in exchange for the Purchase Price (hereinafter defined in Section 1.3 hereof). In addition, Purchaser shall assume at the Closing and agree to pay, discharge or perform, as appropriate, certain liabilities and obligations of Seller only to the extent and as provided in Section 1.4 of this Amended Agreement. Except as specifically provided in Section 1.4 hereof, Purchaser shall not assume or be responsible for any liabilities or obligations of the Business or Seller.

     1.3  The Purchase Price.

          1.3.1 Purchase Price. The purchase price (the "Purchase Price") for the Assets shall be payable by the issuance of Two Million Five Hundred Thousand (2,500,000) unregistered shares of ENET common stock, par value $0.01, ("ENET Common Stock"), 1,000,000 shares to be delivered at Closing and 1,500,000 shares ("Allocable Shares") to Seller subject to adjustment as provided in Section 1.8 below. The Purchase Price shall be allocated in accordance with Section 2.4 below. On the Closing Date and subject to the other terms and conditions hereof, including Section 1.9 below, Purchaser shall issue to Seller the requisite number of shares of ENET Common Stock (the "Shares") on behalf of Purchaser in accordance with this Section 1.3.1. Appropriate adjustment in the number of Shares, to be issued and delivered pursuant hereto shall be made to give effect to any increase or decrease in the number of issued shares of Purchaser resulting from a stock split-up, consolidation or like capital adjustment or the payment of a stock dividend or any other relevant change in capitalization of ENET after the date hereof and prior to the Closing Date.

     1.3.2 Securities Law Representations. Each of Seller and the Members acknowledges that the ENET Common Stock delivered to Seller at Closing shall be "restricted stock" and have not been registered by Purchaser pursuant to the Securities Act of 1933, as amended (the "Act") or any state securities laws and pending such registration may not be offered or sold except pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Act or applicable state securities laws. As a result, each of Seller and the Members hereby agrees that Seller shall not, directly or indirectly, sell, offer to sell, contract to sell or otherwise transfer any of the Shares unless the Shares are registered pursuant to an effective registration statement filed with the Securities and Exchange Commission with respect to the Shares or an exemption from registration shall be available. Each of Seller and the Members represents that he or it is familiar with Rule 144 and Rule 144A promulgated under the Act and understands the resale limitations imposed thereby and by the

Act. Each party hereto acknowledges that each certificate representing the Shares will bear a restrictive legend evidencing the transfer restrictions described herein. Each of Seller and the Members acknowledge that the Shares have not been registered under the Act in reliance by ENET and Purchaser upon certain exemptions from registration contained therein, including the exemptions from registration provided by Section 4(2) of the Act and Regulation D promulgated thereunder.

     Each of Seller and the Members further represents and warrants to Purchaser and ENET that, except as provided in Section 1.3.4 below, Seller and each Member is acquiring the Shares for the purpose of investment for Seller's own account and not with a view for sale or distribution thereof within the meaning of
Section 2(11) of the Act. Each Member has (i) knowledge of finance, securities and investments generally and (ii) experience and skill in investments based on actual participation. In addition, each Member represents and warrants to Purchaser and ENET that he (a) is an "accredited investor," as such term is defined in Rule 501(a) of Regulation D under the Act, (b) can bear the economic risk of the investment in the Shares, including the total loss of such investment, (c) has such knowledge and experience in business and financial matters, including the analysis of or participation in offerings of privately-issued securities as to be capable of evaluating the merits and risks of an investment in the Shares, and (d) in connection with the transactions contemplated hereby, no assurances have been made concerning the future results of ENET or as to the value of the ENET Common Stock. Seller and each Member have had access to all information that they deemed necessary or desirable in connection with Seller's receipt of the Shares and have had an opportunity to ask questions of and receive answers from the executive officers and other designated representatives of Seller and Purchaser concerning the terms and conditions of and the business and operations of Purchaser. The Seller and the Member have been furnished with (i) the Annual Report on Form 10-K of ENET, filed with the Commission under the Exchange Act, for the fiscal year ended June 30, 1997 (the "Annual Report") and (ii) the quarterly reports on Form 10-Q of ENET for the quarterly periods ended September 30, 1997, December 31, 1997, March 31, 1998, and June 30, 1998, filed with the Commission under the Exchange Act. Each of the Sellers has been furnished with the complete financial statements of ENET for the fiscal years ended June 30, 1995, 1996 and 1997.

     1.3.3 Risk of Loss. The risk of loss or destruction or damage to any or all of the Business or Assets from any cause whatsoever at all times prior to the Closing Date shall be borne by Seller. After the Closing Date, the risk of loss or destruction of or damage to any or all the Assets from any cause whatsoever shall be borne by Purchaser.

     1.3.4 Registration Rights. If, at anytime within eighteen (18) months from the date of execution of this Amended Agreement, the average closing price of a share of ENET Common Stock (as reported on the NASDAQ National Market System) for the thirty (30) consecutive trading days shall reach One Dollar and Fifty Cents ($1.50), upon demand to ENET by Seller and/or the Members owning at least seventy-five percent (75%) of the ENET Common Stock within ten (10) days from the date thereof, ENET shall be obligated to file with the Securities and Exchange Commission ("S.E.C.") a registration statement to register one-third (1/3) of all shares owned by Seller and/or the

Member as of that date. If, at anytime within eighteen (18) months from the execution date, the average closing price of a share of ENET Common Stock (as reported on the NASDAQ Market System for thirty (30) consecutive trading days) shall equal or exceed Two Dollars ($2.00) per share, upon demand to ENET by Seller and/or the Members owning at least seventy-five percent (75%) of the ENET Common Stock within ten (10) days from the date thereof, ENET agrees to register one-half (1/2) of all remaining shares owned by the Seller. If, at anytime within eighteen (18) months from the execution date, the average closing price of a share of ENET Common Stock (as reported on the NASDAQ Market System) for thirty (30) consecutive trading days shall equal or exceed Two Dollars and Fifty Cents ($2.50) per share, upon demand to ENET by Seller and/or the Members owning at least seventy-five percent (75%) of the ENET Common Stock within ten (10) days from the date thereof, ENET agrees that it shall register all of the remaining shares of stock owned by the Seller and/or the Members. Notwithstanding the foregoing, (i) if at anytime from October 23, 1998 date through December 31, 1998, the average closing price of a share of ENET Common Stock (as reported on the NASDAQ National Market System) shall equal or exceed One Dollar ($1.00) per share for ten (10) consecutive trading days and for the same ten day period the average trading volume equals or exceeds 70,000 shares per day upon demand to ENET by Seller and/or the Members owning at least seventy-five percent (75%) of the ENET Common Stock within ten (10) days from the date thereof, ENET shall agree to file with the S.E.C. a registration statement to register twenty percent (20%) of all Shares then owned by Seller, or (ii) if there has not been a prior registration statement filed, ENET shall to file a registration statement to register at least one-third of the Shares after expiration of twelve (12) months from the Closing Date, and, if there has not been a prior registration statement filed, all remaining unregistered Shares immediately upon the expiration of eighteen (18) months from Closing Date. All registrations required under this section shall be performed as expeditiously as time and business conditions permit. The cost of the first registration of stock resulting from the fulfilment of any of the foregoing conditions in 1998 under this section shall be shared fifty percent (50%) by the Members and fifty percent (50%) by the Purchaser and the cost of subsequent registrations shall be born solely by the Members. Should the Sellers and/or the Members elect to piggyback other registrations of stock by ENET there shall be no cost to the Seller.

     1.3.5 Allocation of Purchase Price. The Purchase Price and the liabilities assumed by Purchaser in accordance with Section 1.4 hereof and any non-recourse liabilities to which the Business is subject shall be allocated among the assets acquired hereunder as described on the Disclosure Schedule hereof. Seller and Purchaser each hereby covenant and agree that it will not take a position on any income tax return, before any governmental agency charged with the collection of any income tax, or in any judicial proceeding that is in any way inconsistent with the terms of this Section 1.3.5.

     1.4 Assumption of Liabilities. In connection with the acquisition of the Business, Purchaser and ENET shall not assume any debt, expense, liability or obligation heretofore arising out of the Business or Seller's ownership of the Assets, except that at the Closing Purchaser shall assume and hereby agrees to pay, perform or otherwise discharge Seller's obligations after the

Closing Date of those fixed and determinable liabilities of Seller listed in the Disclosure Schedule (but only to the extent such obligations are expressed in such contracts or Amended Agreements, as provided to Purchaser) and no others (the "Assumed Obligations"). Seller and the Members acknowledge and agree that Purchaser is not assuming, does not assume, and shall not be liable or pay for any debts (including any promissory notes executed by Seller in favor of certain of the Members), expenses, obligations, liabilities, liens, encumbrances and other claims of any kind or nature with respect to Seller, the Assets or the Business (except for the Assumed Obligations), including by way of illustration but not limitation, any debts, expenses or other liabilities of Seller or any other contractual commitments, lease arrangements, payroll taxes, sales taxes or other tax liabilities of any kind or nature arising from the Business or the Assets prior to the Closing Date. Seller expressly acknowledges and affirms its liability for all claims, demands and causes of action relating to the Business or the Assets, whether under any contract or otherwise, accruing or arising from, on or prior to the Closing Date, other than Assumed Obligations.

     1.5  [INTENTIONALLY OMITTED]

     1.6 Issuance of Additional Shares. In the event the Seller does not exercise their rights as provided in Section 1.5 above, and if the average closing price of the ENET Common Stock for the period between 150 and 180 days after the Closing Date is less than Seventy-Five Cents ($.75) per share (the "Price"), then Purchaser shall issue to Seller an additional number of ENET Common Stock to Seller equal to One Million Eight Hundred Seventy-Five Thousand (1,875,000), minus 2.5 million times the greater of Fifty Cents ($.50) or the Post Closing Average Price, divided by the Price.

     1.7  Earn-Out Provisions.  In addition to the consideration provided in
Section 1.3 above, and the liability assumed as described in Section 1.4 above, Purchaser will provide additional ENET Common Stock to Seller in accordance with those percentages in Schedule 1, so long as those Members perform the same duties as in the past, as follows:

          a. At the end of year 1: The difference between: i) The greater of the "Commissionable Revenue" of Purchaser for the twelve months immediately following the close of the transaction, or $2,500,000 (the "a.i. Number") and ii) $2,500,000, multiplied by .67, and then divided by the average price of ENET Common Stock during the period between 335 and 365 days following the Closing of the transaction, plus

          b. At the end of year 2: The difference of i) The "Commissionable Revenue" of Purchaser for the thirteenth through twenty-fourth month immediately following the closing of the transaction (the "b.i. Number") and ii) The greater of the a.i. Number above, or $2,500,000, multiplied by .50, and then divided by the average price of ENET Common Stock during the period 700 and 730 days following the closing of the transaction, plus

          c. At the end of year 3: The difference of i) The "Commissionable Revenue" of Purchaser for the twenty-fifth through thirty-sixth month immediately following the closing of the transaction and
               ii) The greater of the b.i. Number above, or $2,500,000, multiplied by .50, and then divided by the average price of ENET Common Stock during the period 1065 and 1095 days following the Closing.

     For purpose of this Agreement, the term "Commissionable Revenue" shall mean, in the aggregate, all gross intrastate, interstate and international revenues received under existing customer contracts identified in the Disclosure Schedule in accordance with Section 3.1.19(c), plus all debit card revenues, plus all commissionable revenue as that term is defined in the Agent Marketing Agreement, attached as Exhibit E, plus any revenue from any other activities of Purchaser, less all commissions received by Purchaser on all revenue described herein and, taxes or other revenues collected that reflect pass through items not truly reflective of Purchaser's revenue. Notwithstanding anything to the contrary, in the event the "Commissionable Revenue" of Purchaser is less than $2,500,000 in each 365 day period after Closing, then Seller shall not be entitled to any earn-out under this Section 1.7 for that 365 day period.

     1.8 Adjustment to Purchase Price. Purchaser and Seller agree, that if Purchaser shall have acquired "new customers accounts" with an average monthly Commissionable Revenue of at least $670,000.00 within six (6) months from the Closing Date ("New Customers Commissionable Revenue Number"), then Seller shall be entitled to receive all Allocable Shares. If Purchaser has failed to add an amount that is at least $670,000.00 in monthly revenue within the six (6) months from the Closing Date, then Seller shall be entitled to receive a percentage of the Allocable Shares. Such percentage shall be determined by a fraction, the numerator of which shall be the New Customers Commissionable Revenue Number and the denominator shall be $670,000.00. Such percentage shall be multiplied by 1,500,000 shares of Allocable Shares. However, in no event will the product result in more than 1,500,000 shares of Allocable Shares issued to Seller as a result of the calculations contained in this Section 1.8 even if the New Customers Commissionable Revenue Number is greater than $670,000.00. For purposes of this Amended Agreement, the term "new customers" shall mean a customer that is not a customer of Seller and is not slated to be a customer of the Seller as of the Closing Date, and someone for whom Seller was not receiving a commission from as of the Closing Date. This Section 1.8 shall only apply as long as Purchaser can provision the new customers and the new orders consistent with industry standards for service time frames. All sales to new customers shall be subject to the terms of the Agent Marketing Agreement attached as Exhibit E.

     1.9  [INTENTIONALLY OMITTED]

     1.10  Limitation on Shares Issuable Pursuant to Terms of this Agreement.

     1.10.1 Notwithstanding any other provision herein, unless the Stockholder Approval shall have been obtained from the stockholders of Equalnet Communications Corp. ("ENET") or been waived by Nasdaq (or other appropriate stock exchange or market), so long as the Common Stock is listed on the Nasdaq, the Nasdaq Small Cap, the NYSE or the AMEX, pursuant to either the Earn Out or Purchase Price Adjustment provisions of this Agreement, ENET shall not be required to issue a number of shares of Common Stock in excess of the Maximum Share Amount. ENET shall maintain records which show the number of shares of Common Stock issued by ENET, which records shall be controlling in the absence of manifest error.

     1.10.2 If on or after the Closing Date and on or prior to July 1, 1999 Seller would become entitled to the issuance of shares pursuant to the terms of this Agreement that would result, if such shares were to be issued, in the issuance of a number of shares of Common Stock pursuant to this Agreement in excess of the Maximum Share Amount (an "Inability to Issue Event" occurs), then ENET shall promptly, but in no event later than five Business Days after each such occurrence, give an Inability to Issue Notice to the Seller (by telephone line facsimile transmission at such number as the Seller has specified in writing to ENET for such purposes or, if the Seller shall not have specified any such number, by overnight courier at Seller's address as the same appears on the records of ENET) and Seller may at any time after such occurrence give an Inability to Issue Notice to ENET. If ENET shall have given or been required to give any Inability to Issue Notice, or if Seller shall have given any Inability to Issue Notice, then the parties shall negotiate in good faith for an alternative means of compensation to Seller comparable to the value of the shares they would have otherwise received. Failure by Seller to provide such notice shall waive any rights of Seller to receive shares of Common Stock in excess of the Maximum Share Amount pursuant to the terms of this Agreement or other compensation in lieu of such shares.

     1.10.3 An Inability to Issue Notice given by the Seller shall be deemed for all purposes to be in proper form unless ENET notifies the Seller in writing within three Business Days after an Inability to Issue Notice has been give (which notice shall specify all defects in the Inability to Issue Notice) and any Inability to Issue Notice containing any such defect shall nonetheless be effective on the date given if the Seller Promptly undertakes to correct all such defects.

     1.10.4 The following definitions shall be applicable to this Section 1.10, as follows:

     "Maximum Share Amount" means 3,677,166 shares, or such greater number as permitted by the rules of Nasdaq (such amount to be subject to equitable adjustment from time to time for stock splits, stock dividends, combinations, capital reorganizations and similar events relating to the Common Stock occurring after the Issuance Date) for Common Stock; provided, however, that if for purposes of Rule 4460(i) of the Nasdaq (or any successor or replacement provision of any stock exchange or stock market on which the Common Stock is listed or traded) the (i) the issuance of shares of Common Stock issuable as any Purchase Price Adjustment or (ii) the issuance of the Common Stock purchase issued in connection with the Earn Out Provisions of this agreement are not required to be integrated with the Purchase Price, then in each such case the "Maximum Share

Amount" shall mean such greater number as equals the maximum number of shares of Common Stock as are permitted by the rules of the Nasdaq or other such exchange or market.

     "Nasdaq" means the Nasdaq National Market.

     "Nasdaq Small Cap" means the Nasdaq Small Cap Market.

     "1933 Act" means the Securities Act of 1933, as amended

     "1934 Act"  means the Securities Exchange Act of 1934, as amended.

     "NYSE" means the New York Stock Exchange, Inc.

     "SEC" means the Securities and Exchange Commission.

     "Stockholder approval" means the approval by a majority of the votes cast by the holders of shares of Common Stock (in person or by proxy) at a meeting of the stockholders of ENET (duly convened at which a quorum was present), or, if permitted by the charter or bylaws of ENET, a written consent of holders of shares of Common Stock entitled to such number of votes given without a meeting, for the issuance by ENET of 20% or more of the outstanding Common Stock of the Company for less than the greater of the book or market value of such Common Stock, as and to the extent required under Rule 4460(i) of Nasdaq as in effect at such time (or any successor or replacement provision thereof).

                                  ARTICLE II
                  CLOSING, ITEMS TO BE DELIVERED, THIRD PARTY
                CONSENTS, CHANGE IN NAME AND FURTHER ASSURANCES

     2.1 The closing (the "Closing") of the sale and purchase of the assets shall take place at 10:00 A.M., local time, on _______, 1998 at the offices of DiCecco, Fant & Burman, LLP, 1900 West Loop South, Suite 1100, Houston, Texas 77027 or on such other date as may be mutually agreed upon in writing by Purchaser and Seller. The date of the Closing is sometimes herein referred to as the "Closing Date."

     2.2 Items to be Delivered at Closing. At the Closing and subject to the terms and conditions herein contained:

          (a) Seller shall deliver to Purchaser the following:

          (i) a duly executed Bill of Sale in substantially the form of Exhibit A attached hereto, and such other deeds, bills of sale, assignments and other instruments of conveyance conveying the Assets to Purchaser in such form and substance acceptable to both Seller and Purchaser;

          (ii) a Secretary's Certificate in substantially the form of Exhibit B attached hereto, which Certificate shall include a certified copy of the Certificate of Good Standing issued by the _______________________ and the Certificate of Legal Existence issued by the ____________________________.

          (iii) a Closing Certificate duly executed by Seller and the Members in substantially the form of Exhibit C attached hereto;

          (iv)  INTENTIONALLY OMITTED;

          (v) an Employment Agreement duly executed by the Members and Purchaser in substantially the form of Exhibit D attached hereto;

          (vi) an Agent Marketing Agreement duly executed by Members and Purchaser in substantially the form of Exhibit E attached hereto.

          (vii) an opinion of counsel for Seller and the Members substantially in the form of Exhibit F acceptable to Purchaser's counsel;

          (viii) the Escrow Agreement duly executed by Sellers and Members substantially in the form of Exhibit G attached hereto; and

          (ix)  all tangible assets.

          (b) At the Closing, Purchaser shall deliver to the Escrow Agent, or Seller and the Members, as the case may be, the following:

          (i) one or more stock certificates evidencing the Shares of ENET Common Stock to be delivered to Seller or Members at the Closing;

          (ii) a Secretary's Certificate in substantially the form of Exhibit H attached hereto, which Certificate shall include a certified copy of the Certificate of Good Standing issued by the Secretary of the State of Texas for ENET, and;

          (iii) a Secretary's Certificate in substantially the form of Exhibit I attached hereto, which Certificate shall include a certified copy of the Certificate of Good Standing issued by the Secretary of State of Delaware for the Purchaser;

          (iv) a Closing Certificate in substantially the form of Exhibit J attached hereto;

          (v) a duly executed Agent Marketing Agreement for key employees in substantially the form of Exhibit E attached hereto;

          (vi) duly executed Employment Agreements for those key employees in substantially the from of Exhibit D attached hereto; and

          (vii) an opinion of counsel for Purchaser substantially in the form of Exhibit K attached hereto acceptable to Seller's counsel; and

     2.3 Third Party Consents. To the extent that Seller's rights under any agreement, contract, commitment, lease, Authorization (as defined in Section 3.1.15) or other Asset to be assigned to Purchaser hereunder may not be assigned without the consent of another person which has not been obtained, this Amended Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful. Seller, at its expense, shall use its best efforts to obtain any such required consent, and if such consent shall not be obtained, or if any attempted assignment would be ineffective or would impair Purchaser's rights under the Asset in question so that Purchaser would not in effect acquire the benefit of all such rights, Seller, to the maximum extent permitted by law, shall act after the Closing as Purchaser's agent in order to obtain for it the benefits thereunder and shall cooperate, to the maximum extent permitted by law, with Purchaser in any other reasonable arrangement designed to provide such benefits to Purchaser. Seller shall identify for Purchaser any such required third-party consents on the Disclosure Schedule in order that Purchaser may determine if the absence of any such consents would be of such a material nature as to require an adjustment in the Purchase Price or preclude Purchaser from proceeding to closing.

     2.4 Change in Name. On the Closing Date, Seller and Members shall deliver to Purchaser all such executed documents as may be required to change Seller's name and withdraw an assumed name on that date to another name bearing no similarity to LIMIT LLC or ACMI, including, but not limited to, a name change amendment and withdrawal of assumed name with the Secretary of State of Tennessee and an appropriate name change notice for each state where Seller is qualified to do business. Each of Seller and Member hereby appoints Purchaser as its attorney-in-fact to file all such documents on or after the Closing Date.

     2.5 Further Assurances. Seller from time to time after the Closing, at Purchaser's request, will execute, acknowledge and deliver to Purchaser such other instruments of conveyance and transfer and will take such other actions and execute and deliver such other documents, certifications and further assurances as Purchaser may reasonably require in order to vest more effectively in Purchaser, or to put Purchaser more fully in possession of, any of the Assets, or any of the liabilities or obligations assumed by Purchaser at the Closing. Each of the parties hereto will cooperate with the other and execute and deliver to the other parties hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence and confirm the intended purposes of this Amended Agreement.

     2.6 Conduct of Sellers Business after Purchase. After the Closing, existing management of Seller will manage the strategic directions of Purchaser and will manage the day to day affairs of Purchaser, as long as Purchaser meets financial and other targets mutually agreed upon with the management of ENET and as long as the programs and products marketed by Purchaser meet the operational and financial return targets established by the parties. So long as the Sellers participate in the management of any entity owned or operated by Purchaser or ENET, it shall be required to provide on no less than a monthly basis, all information, financial or otherwise, as may be duly requested in writing by ENET, which information at a minimum shall include a monthly income statement, statement of cash flow and changes in working capital, and balance sheet.

                                  ARTICLE III
                        REPRESENTATIONS AND WARRANTIES

     3.1 Representations and Warranties of the Seller. The Seller and each Member hereby represents and warrants to Purchaser and ENET that, except as set forth on a Disclosure Schedule attached hereto, each of which exceptions shall specifically identify the relevant subsection hereof to which it relates and shall be deemed to be representations and warranties as if made hereunder:

     3.1.1 Corporate Existence. Seller is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Tennessee. Seller is duly qualified to do business and is in good standing as a foreign company in each jurisdiction where the conduct of the Business by it requires it to be so qualified, all of which jurisdictions are listed on the Disclosure Schedule.

     3.1.2 Corporate Power; Authorization; Enforceable Obligations. Each of Member and Seller has the power, authority and legal right to execute, deliver and perform this Amended Agreement. The execution, delivery and performance of this Amended Agreement by Members and Seller have been duly authorized by all necessary company and Member action. This Amended Agreement has been, and the other agreements, documents and instruments required to be delivered by Seller or the Members in accordance with the provisions hereof (the "Seller's Documents") will be, duly executed and delivered on behalf of the Members, and on behalf of Seller by duly authorized officers of the Members and Seller, and this Amended Agreement constitutes, and the Seller's Documents when executed and delivered will constitute, the legal, valid and binding obligations of such of the Members and Seller as is a party thereto, enforceable against such party in accordance with their respective terms.

     3.1.3 No Interest in Other Entities. Except for interests in the entities described in the Disclosure Schedule in response to this Section (such entities are hereinafter referred to as the "Subsidiaries"), no shares of any corporation or any ownership or other investment interest, either of record, beneficially or equitably, in any association, partnership, joint venture or other legal entity are included in the Assets, other than shares of capital stock representing immaterial, non-controlling interests in publicly-traded companies obtained by Seller in the ordinary course of the Business.

     3.1.4 Validity of Contemplated Transactions, etc. The execution, delivery and performance of this Amended Agreement by the Members and Seller does not and will not violate, conflict with or result in the breach of any term, condition or provision of, or require the consent of any other person under, (a) any existing law, ordinance, or governmental rule or regulation to which Seller or Members are subject, (b) any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which is applicable to Seller or Member, (c) the charter documents of Seller or any securities issued by Seller, or (d) any mortgage, indenture, agreement, contract, commitment, lease, plan, Authorization (hereinafter defined in Section 3.1.15), or other instrument, document or understanding, oral or written, to which Seller or the Members are a party, by which Seller or Member may have rights or by which the Business or any of the Assets may be bound or affected, or give any party with rights thereunder the right to terminate, modify, accelerate or otherwise change the existing rights or obligations of Seller or the Members thereunder. Except as aforesaid, no authorization, approval or consent of, and no registration or filing with, any governmental or regulatory official, body or authority is required in connection with the execution, delivery or performance of this Amended Agreement by Seller or Member.

     3.1.5 No Third Party Options. There are no existing, agreements, options, commitments or rights with, of or to any person to acquire any of Seller's assets, properties or rights included in the Business or Assets or any interest therein, except for those contracts entered into in the normal course of business consistent with past practice of Seller.

     3.1.6 Financial Statements. Seller has delivered to Purchaser and ENET true and complete copies of (a) the unaudited balance sheet at December 31, 1997 and the related statements of income and cash flow and changes in equity for the fiscal year then ended; and (b) unaudited balance sheets of Seller at September 30, 1997 and 1998 and related statements of income and cash flow for the periods then ended, all of which have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. Such balance sheets, including the related notes, fairly present the financial position, assets and liabilities (whether accrued, absolute, contingent or otherwise) of Seller at the dates indicated and such statements of income, cash flow and changes in shareholders equity fairly present the results of operations, cash flow and changes in shareholders equity of Seller for the periods indicated. The unaudited financial statements as at and for the periods ending September 30,1997 and 1998 contain all adjustments, which are solely of a normal recurring nature, necessary to present fairly the financial position for the periods then ended. The Interim Balance Sheet specifically identifies the assets and liabilities which, if the Closing had been held on the Interim Balance Sheet Date, would have been transferred to or assumed by Purchaser in accordance herewith. References in this Amended Agreement to the "Interim Balance Sheet" shall mean the balance sheet of the Business as of September 30, 1998 referred to above; and references in this Amended Agreement to the "Interim Balance Sheet Date" shall be deemed to refer to September 30, 1998.

     3.1.7 Accounts Receivable. The accounts receivable of Seller arising from the Business as set forth on the Interim Balance Sheet or arising since the date thereof are valid and genuine; have arisen solely out of bona fide sales and deliveries of goods, performance of services and other business transactions in the ordinary course of business consistent with past practice; are not subject to valid defenses, set-offs or counterclaims; and are collectible within 90 days after billing at the full recorded amount thereof less, in the case of accounts receivable appearing on the Interim Balance Sheet, the recorded allowance for collection losses on the Interim Balance Sheet. The allowance for collection losses on the Interim Balance Sheet has been determined in accordance with generally accepted accounting principles consistent with past practice.

     3.1.8 Inventory. All inventory of Seller used in the conduct of the Business, was acquired and has been maintained in the ordinary course of the Business; is of good and merchantable quality; consists substantially of a quality, quantity and condition usable, leasable or saleable in the ordinary course of the Business; is valued at reasonable amounts based on the ordinary course of business of Seller during the past six months; and is not subject to any write-down or write-off. Seller is not under any liability or obligation with respect to the return of inventory in the possession of wholesalers, retailers or other customers.

     3.1.9 Absence of Undisclosed Liabilities. Seller has no liabilities or obligations with respect to the Business, either direct or indirect, matured or unmatured or absolute, contingent or otherwise, except:

     (a) those liabilities or obligations set forth on the Interim Balance Sheet and not heretofore paid or discharged;

     (b) liabilities arising in the ordinary course of business under any agreement, contract, commitment, lease or plan specifically disclosed on the Disclosure Schedule or not required to be disclosed because of the term or amount involved; and

     (c) those liabilities or obligations incurred, consistently with past business practice, in or as a result of the normal and ordinary course of business since the Interim Balance Sheet Date.

     For purposes of this Amended Agreement, the term "liabilities" shall include, without limitation, any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or contingent, known or unknown, asserted or unasserted, choate or inchoate, liquidated or unliquidated, secured or unsecured.

     3.1.10 Tax and Other Returns and Reports. All federal, state, local and foreign tax returns, reports, statements and other similar filings required to be filed by Seller (the "Tax Returns") with respect to any federal, state, local or foreign taxes, assessments, interest, penalties, deficiencies, fees and other governmental charges or impositions, (including without limitation all income tax, unemployment compensation, social security, payroll, sales and use, excise, privilege, property, ad valorem, franchise, license, school and any other tax or similar governmental charge or imposition under laws of the United States or any state or municipal or political subdivision thereof or any foreign country or political subdivision thereof) (the "Taxes") have been filed with the appropriate governmental agencies in all jurisdictions in which such Tax Returns are required to be filed, and all such Tax Returns properly reflect the liabilities of Seller for Taxes for the periods, property or events covered thereby. All Taxes, including those without limitation which are called for the Tax Returns, or heretofore or hereafter claimed to by any taxing authority from Seller, have been properly accrued or paid. The accruals for Taxes contained in the Interim Balance Sheet are adequate to cover the tax liabilities of Seller with respect to the Business as of that date and include adequate provision for all deferred taxes, and nothing has occurred subsequent to that date to make any of such accruals inadequate. Seller has not received any notice of assessment or proposed assessment in connection with any Tax Returns and there are not pending tax examinations of or tax claims asserted against Seller of its assets or properties. Seller has not extended, or waived the application of, any statute of limitations of any jurisdiction regarding the assessment or collection of any Taxes. There are no tax liens (other than any lien for current taxes not yet due and payable) or properties of Seller. Seller has no knowledge of any basis for any additional assessment of any Taxes. Seller has made all deposits required by law to be made with respect to employees' withholding and other employment taxes, including without limitation the portion of such deposits relating to taxes imposed upon Seller.

     3.1.11 Books of Account. The books, records and accounts of Seller maintained with respect to the Business accurately and fairly reflect, in reasonable detail, the transactions and the assets and liabilities of Seller with respect to the Business. Seller has not engaged in any transaction with respect to the Business, maintained any bank account for the Business or used any of the funds of Seller in the conduct of the Business except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the business.

     3.1.12 Existing Condition. Since the Interim Balance Sheet Date, Seller with respect to the Business and the Assets has not:

     (a) incurred any liabilities, other than liabilities incurred in the ordinary course of business consistent with past practice, or discharged or satisfied any lien or encumbrance, or paid any liabilities, other than in the ordinary course of business consistent with past practice, or failed to pay or discharge when due any liabilities of which the failure to pay or discharge has caused or will cause any material damage or risk of material loss to it or any of its assets or properties;

     (b) sold, encumbered, assigned or transferred any assets or properties which would have been included in the Business or the Assets if the Closing had been held on the Interim Balance Sheet Date or on any date since then, except for the sale of inventory in the ordinary course of business consistent with past practice;

     (c) created, incurred, assumed or guaranteed any indebtedness for money borrowed, or mortgaged, pledged or subjected any of its Assets to any mortgage, lien, pledge, security interest, conditional sales contract or other encumbrance of any nature whatsoever, except for Permitted Liens (hereinafter defined in Section 3.1.13);

     (d) made or suffered any amendment or termination of any material agreement, contract, commitment, lease or plan to which it is a party or by which it is bound, or cancelled, modified or waived any substantial debts or claims held by it or waived any rights of substantial value, whether or not in the ordinary course of business;

     (e) declared, set aside or paid any dividend or made or agreed to make any other distribution or payment in respect of its capital shares or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or acquire any of its capital shares;

     (f) suffered any damage, destruction or loss, whether or not covered by insurance, (i) materially and adversely affecting its business, operations, assets, properties or prospects or (ii) of any item or items carried on its books of account individually or in the aggregate at more than $10,000, or suffered any repeated, recurring or prolonged shortage, cessation or interruption of supplies or utility or other services required to conduct its business and operations;

     (g) suffered any material adverse change in its business, operations, assets, properties, prospects or condition (financial or otherwise);

     (h) received notice or had knowledge of any actual or threatened labor trouble, strike or other occurrence, event or condition of any similar character which has had or might have an adverse effect on its business, operations, assets, properties or prospects;

     (i) made commitments or agreements for capital expenditures or capital additions or betterments exceeding in the aggregate $10,000 except such as may be involved in ordinary repair, maintenance or replacement of its assets; which are disclosed on the Disclosure Schedule.

     (j) increased the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its employees or made any increase in, or any addition to, other benefits to which any of its employees may be entitled;

     (k) changed any of the accounting principles followed by it or the methods of applying such principles; or

     (l) entered into any transaction other than in the ordinary course of business consistent with past practice.

     (m) entered into any transaction obligating Seller to make payment in excess of $10,000 other than as disclosed on the Disclosure Schedule.

     3.1.13 Title to Properties. Seller has good, valid and marketable title to all of its properties and assets, personal and mixed, which would be included in the Business or the Assets if the Closing took place on the date hereof, which it purports to own, including without limitation all properties and assets reflected in the Interim Balance Sheet (except for inventory sold since the date thereof in the ordinary course of business consistent with past practice) free and clear of all mortgages, liens, pledges, security interests, charges, claims, restrictions and other encumbrances and defects of title of any nature whatsoever, except for (i) liens for current personal property taxes not yet due and payable, (ii) liens disclosed in the Disclosure Schedule in response to this Section, and (iii) liens not to exceed in the aggregate $10,000 that are immaterial in character, amount, and extent, and which do not detract from the value or interfere with the present or proposed use of the properties they affect ("Permitted Liens"). Seller has no real property.

     3.1.14 Condition of Tangible Assets. All buildings, structures, facilities, equipment and other material items of tangible property and assets which would be included in the Assets if the Closing took place on the date hereof are in good operating condition and repair, subject to normal wear and maintenance, are usable in the regular and ordinary course of business and conform to all applicable laws, ordinances, codes, rules and regulations, and Authorizations relating to their construction, use and operation. No person other than Seller owns any equipment or other tangible assets or properties situated on the premises of Seller or necessary to the operation of the business of Seller, except for leased items disclosed in the Disclosure Schedule and for items of immaterial value.

     3.1.15 Compliance with Law; Authorizations. Seller has complied with each, and is not in violation of any, law, ordinance, or governmental or regulatory rule or regulation, whether federal, state, local or foreign, to which Seller's business, operations, assets or properties is subject including all rules and regulations of the Federal Trade Commission ("Regulations"). Seller owns, holds, possesses or lawfully uses in the operation of its business all franchises, licenses, permits, easements, rights, applications, filings, registrations and other authorizations ("Authorizations") which are in any manner necessary for it to conduct its business as now or previously conducted or for the ownership and use of the assets owned or used by Seller in the conduct of the business of Seller, free and clear of all liens, charges, restrictions and encumbrances and in compliance with all Regulations. All such Authorizations are listed and described in the Disclosure Schedule. Seller is not in default, nor has it received any notice of any claim of default, with respect to any such Authorization. All such Authorizations are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine filing fees. None of such Authorizations will be adversely affected by consummation of the transactions contemplated hereby. No member, director, officer, employee or former employee of Seller or any affiliates of Seller, or any other person, firm or corporation owns or has any proprietary, financial or other interest (direct or indirect) in any Authorization which Seller owns, possesses or uses in the operation of the business of Seller as now or previously conducted.

     3.1.16 Transactions With Affiliates. No Member, manager, officer or employee of Seller, or any member of his or her immediate family or any other of its, his or her affiliates, owns or has a 5% or more ownership interest in any corporation or other entity that is or was during the last three years a party to, or in any property which is or was during the last three years the subject of, any material contract, Amended Agreement or understanding, business arrangement or relationship with Seller.

     3.1.17 Litigation. No litigation, including any arbitration, investigation or other proceeding of or before any court, arbitrator or governmental or regulatory official, body or authority is pending or, to the best knowledge of Seller, threatened against Seller or which relates to the assets of Seller or the transactions contemplated by this Amended Agreement, nor does Seller know of any reasonably likely basis for any such litigation, arbitration, investigation or proceeding, the result of which could adversely affect Seller, its assets or the transactions contemplated hereby. Seller is not a party to or subject to the provisions of any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which may adversely affect Seller, its assets or the transactions contemplated hereby.

     3.1.18 Insurance. The assets, properties and operations of Seller are insured under various policies of general liability and other forms of insurance, all of which are described in the Disclosure Schedule, which discloses for each policy the risks insured against, coverage limits, deductible amounts, all outstanding claims thereunder, and whether the terms of such policy provide for retrospective premium adjustments. All such policies are in full force and effect in accordance with their terms, no notice of cancellation has been received, and there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a default thereunder. Such policies are in amounts which are adequate in relation to the business and assets of Seller and all premiums to date have been paid in full. Seller has not been refused any insurance, nor has its coverage been limited, by any insurance carrier to which it has applied for insurance or with which it has carried insurance during the past five years. The Disclosure Schedule also contains a true and complete description of all outstanding bonds and other surety arrangements issued or entered into in connection with the business, assets and liabilities of Seller.

     3.1.19 Contracts and Commitments. Except as disclosed in the Disclosure Schedule, Seller is not a party to any written or oral:

          (a) agreement, contract or commitment with any present or former employee or consultant or for the employment of any person, including any consultant, who is engaged in the conduct of the Business;

          (b) agreement, contract or commitment for the future purchase of, or payment for, supplies or products, or for the performance of services by a third party which supplies, products or services are used in the conduct of the Business or the Assets involving in any one case $1,000 or more;

          (c) agreement, contract or commitment to perform services ("Services Contracts") in connection with the Business or the Assets involving in any one case $1,000 or more;

          (d) agreement, contract or commitment relating to the Business or the Assets not otherwise listed on the Disclosure Schedule and continuing over a period of more than six months from the date hereof or exceeding $1,000 in value;

          (e) distribution, dealer, representative or sales agency agreement, contract or commitment relating to the Business or the Assets;

          (f) lease under which Seller is either lessor or lessee relating to the Business or the Assets or any property at which the Assets are located;

          (g) note, debenture, bond, equipment trust agreement, letter of credit agreement, loan agreement or other contract or commitment for the borrowing or lending of money relating to the Business or the Assets or agreement or arrangement for a line of credit or guarantee, pledge or undertaking of the indebtedness of any other person relating to the Business or the Assets;

          (h) agreement, contract or commitment for any charitable or political contribution relating to the Business or the Assets;

          (i) commitment or agreement for any capital expenditure or leasehold improvement in excess of $10,000 relating to the Business or the Assets;

          (j) agreement, contract or commitment limiting or restraining Seller, the Business or any successor thereto from engaging or competing in any manner or in any business, nor, to Seller's knowledge, is any employee of Seller engaged in the conduct of the Business subject to any such agreement, contract or commitment;

          (k) license, franchise, distributorship or other agreement which relates in whole or in part to any software, patent, trademark, trade name, service mark or copyright or to any ideas, technical assistance or other know-how of or used by Seller in the conduct of the Business; or

          (l) agreement, contract or commitment relating to the Business or the Assets not made in the ordinary course of business.

     Each of the agreements, contracts, commitments, leases, plans and other instruments, documents and undertakings listed in the Disclosure Schedule in response to this Section, or not required to be listed therein because of the amount thereof, under which Purchaser is to acquire rights or obligations hereunder is valid and enforceable in accordance with its terms; Seller is, and to Seller's knowledge all other parties thereto are, in compliance with the provisions thereof; Seller is not, and to Seller's knowledge no other party thereto is, in default in the performance, observance or fulfillment of any material obligation, covenant or condition contained therein; and no event has occurred which with or without the giving of notice or lapse of time, or both, would constitute a default thereunder. Furthermore, no such agreement, contract, commitment, lease, plan or other instrument, document or undertaking, in the reasonable opinion of Seller, contains any contractual requirement with which there is a reasonable likelihood Seller or any other party thereto will be unable to comply. No written or oral agreement, contract or commitment described therein requires the consent of any party to its assignment in connection with the transactions contemplated hereby.

     Except as disclosed on the Disclosure Schedule, each Service Contract is in one of the forms attached to the Disclosure Schedule with only such changes thereto as are necessary to reflect applicable fees, products, and time periods and such other changes therein as do not materially affect the rights or obligations of Seller thereunder.

     The Disclosure Schedule accurately discloses with respect to each Services Contract disclosed therein, the customer name; the form from which such contract has been derived; whether or not the contract amount is fixed or may be varied based on services performed; if the contract amount is fixed, the contract amount, or, if the contract amount is not fixed, a good faith, reasonable estimate of the contract amount and the estimated contract amount most recently communicated to the customer; a good faith, reasonable estimate of the work completed and total costs incurred to the date hereof thereunder; the total billings as of the date hereof under such contract; the estimated completion dates therefor; whether or not Seller has any reason to believe that its profit margin with respect to such contract might be less than it has customarily achieved in the past for similar contracts; and whether such contract requires the furnishing of goods or services by persons other than the employees of Seller.

     3.1.20 Additional Information. The Disclosure Schedule contains accurate lists and summary descriptions of the following:

          (a) all inventory, equipment and furniture and fixtures of Seller included in the Assets as of the Interim Balance Sheet Date, specifying such items as are owned and such as are leased and, with respect to the owned property, specifying its aggregate cost or original value and the net book value as of Interim Balance Sheet Date and, with respect to the leased property as to which Seller is lessee, specifying the identity of the lessor, the rental rate and the unexpired term of the lease;

          (b) all real property leased by Seller in the conduct of the Business or upon which the Assets are located as of the Interim Balance Sheet Date, specifying the identity of the lessor, the rental rate and the unexpired term of the lease;

          (c) the name and address of every bank and other financial institution in which Seller or its affiliates maintain an account (whether checking, savings or otherwise), lock box or safe deposit box for the Business, and the account numbers and names of persons having signing authority or other access thereto;

          (d) the names and titles of and current annual base salary or hourly rates for all employees of Seller engaged in the conduct of the Business, together with a statement of the full amount and nature of any other remuneration, whether in cash or kind, paid to each such person during the past or current fiscal year or payable to each such person in the future and the bonuses accrued for, the vacation and severance benefits to which, each such person is entitled; and

          (e) all names under which Seller has conducted any business or which it has otherwise used during the last five years.

     3.1.21 Labor Matters. Seller has not suffered any strike, slowdown, picketing or work stoppage by any union or other group of employees affecting the business of Seller. Seller is not a party to any collective bargaining agreement, no such agreement determines the terms and conditions of employment of any employee of Seller, no collective bargaining agent has been certified as a representative of any of the employees of Seller, and no representation campaign or election is now in progress with respect to any of the employees of Seller. Seller is not delinquent as to contributions or payments to, or in respect of, any employee benefit plan. sponsored, maintained or supported pursuant to a collective bargaining agreement covering one or more of the employees of Seller, nor has Seller failed to pay any assessment with respect to any such plan.

     3.1.22  Employee Benefit Plans and Arrangements.

          (a) Identification of Employee Benefit Plans. The Disclosure Schedule contains a complete list of all employee benefit plans, whether formal or informal, whether or not set forth in writing, and whether covering one person or more than one person, sponsored or maintained by the Company. For the purposes hereof, the term "employee benefit plan" includes all plans, funds, programs, policies, arrangements, practices, customs and understandings providing benefits of economic value to any employee, former employee, or present or former beneficiary, dependent or assignee of any such employee or former employee other than regular salary, wages or commissions paid substantially concurrently with the performance of the services for which paid. Without limitation, the term "employee benefit plan" includes all employee welfare benefit plans within the meaning of section 3(l) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), all employee pension benefit plans within the meaning of section 3(2) of ERISA. Each employee benefit plan providing benefits is fully funded or funded through a policy of insurance and is indicated by the word "insured" placed by the listing of the plan in the Disclosure Schedule.

     3.1.23 Intellectual Property Matters. The Company in the conduct of the Business did not and does not utilize any patent, trademark, trade name, service mark, copyright, software, trade secret or know-how except for those listed on the Disclosure Schedule (the "Intellectual Property"), all of which are owned by the Company free and clear of any liens, claims, charges or encumbrances.

The Company does not infringe upon or unlawfully or wrongfully use any patent, trademark, trade name, service mark, copyright or trade secret owned or claimed by another. The Company is not in default under, and has not received any notice of any claim of infringement or any other claim or proceeding relating to any such patent, trademark, trade name, service mark, copyright or trade secret. No present or former employee of the Company and no other person owns or has any proprietary, financial or other interest, direct or indirect, in whole or in part, in any patent, trademark, trade name, service mark or copyright, or in any application therefor, or in any trade secret, which the Company owns, possesses or uses in its operations as now or heretofore conducted. The Disclosure Schedule lists all confidentiality or nondisclosure agreements to which the Company or any of Company's employees engaged in the Business is a party which relates to the Business.

     3.1.24  The Software.

          (a) Performance. The computer software of Seller included in the Intellectual Property (the "Software") performs in accordance with the documentation and other written material used in connection with the Software and is free of defects in programming and operation, is in machine-readable form, contains all current revisions of such software, and includes all computer programs, materials, tapes, know-how, object and source codes, other written materials, know-how and processes related to the Software. Seller has delivered to the Purchaser complete and correct copies of all user and technical documentation related to the Software.

          (b) Enhancements, New Products. Neither Seller nor, to the best knowledge of Seller, any employee or agent thereof has developed or assisted in the enhancement of the Software except for enhancements included in the Software as delivered to Purchaser pursuant hereto or the development of any program or product based on the Software or any part thereof.

          (c) Development. No employee of Seller is, or is now expected to be, in default under any term of any employment contract, agreement or arrangement relating to the Software or noncompetition arrangement, or any other Contract or any restrictive covenant relating to the Software or its development or exploitation. The Software was developed entirely by the employees of Seller during the time they were employees only of Seller and such Software does not include any inventions of the employees made prior to the time such employees became employees of Seller nor any intellectual property of any previous employer of such employee.

          (d) Title. All right, title and interest in and to the Software is owned by Seller, free and clear of all liens, claims, charges or encumbrances, are fully transferable to the Purchaser, and no party other than Seller has any interest in the Software, including without limitation, any security interest, license, contingent interest or otherwise. Seller's development, use, sale or exploitation of the Software does not violate, any rights of any other person or entity and Seller has not received any communication alleging such a violation. Seller does not have any obligation to compensate any Person for the development, use, sale or exploitation of the Software nor has Seller granted to any other person or entity any license, option or other rights to develop, use, sell or exploit in any manner the Software, whether requiring the payment of royalties or not.

          (e) Protection of Proprietary Nature of Software. Seller has kept secret and has not disclosed the source code for the Software to any person or entity other than certain employees of Seller who are subject to the terms of a binding confidentiality agreement with respect thereto. Seller has taken all appropriate measures to protect the confidential and proprietary nature of the Software, including without limitation the use of confidentiality agreements with all of its employees having access to the Software source and object code. There have been no patents applied for and no copyrights registered for any part of the Software. There are no trademark rights of any person or entity in the name "[name of software]".

          (f) Delivery of All Copies. All copies of the Software embodied in physical form are being delivered to the Purchaser at or prior to the Closing.

     3.1.25  Environmental Matters.

          (a) Except as set forth in the Disclosure Schedule, Seller has obtained all permits, licenses and other authorizations which are required in connection with the conduct of the Business under Regulations relating to pollution or protection of the environment, including Regulations relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including without limitation ambient air, surface water, groundwater, or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

          (b) Except as set forth in the Disclosure Schedule, Seller is in full compliance in the conduct of the Business with all terms and conditions of the required permits, licenses and authorizations, and is also in full compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in those laws or contained in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder.

          (c) Except as set forth in the Disclosure Schedule, Seller is not aware or, nor has Seller nor any of its subsidiaries received notice of, any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent compliance or continued compliance with those laws or any regulations, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, or which may give rise to any common law or legal liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, chemical, or industrial, toxic or hazardous substance or waste.

          (d) Except as set forth in the Disclosure Schedule, there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice or demand letter, notice of violation, investigation, or proceeding pending or threatened against Seller in connection with the conduct of the Business relating in any way to those laws or any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder.

          (e) Seller agrees to cooperate with Purchaser in connection with Purchaser's application for the transfer, renewal or issuance of any permits, licenses, approvals or other authorizations or to satisfy any regulatory requirements involving Seller's business.

     3.1.26 Leased Real Property. With respect to the real property that is leased by Seller, which is identified on the Disclosure Statement:

          (i) Seller shall, within ten (10) days after the date of this Amended Agreement, deliver to Purchaser a true and complete copy of every lease and sublease to which Seller is a tenant or subtenant (the "Leases"), and shall describe each Lease on the Disclosure Schedule by listing the name of the landlord or sublandlord, a description of the leased premises, the commencement and expiration dates of the current term, the security deposited by Seller with the landlord or sublandlord, if any, the monthly rental (including base and all additional rents), and whether Seller may assign the Lease to Purchaser (if the consent of the landlord or sublandlord is required for such an assignment, that should be set forth on the Disclosure Schedule);

          (ii) each Lease is, and at Closing shall be, in full force and effect and has not been assigned, modified, supplemented or amended except as listed on the Disclosure Schedule, and neither Seller nor the landlord or sublandlord under any Lease is in default under any of the Leases, and no circumstances or state of facts presently exists which, with the giving of notice or passage of time, or both, would permit the landlord or sublandlord under any Lease to terminate any Lease; and

          (iii) at Closing Seller shall assign to the Purchaser all right, title and interest of Seller in and to all Leases (and shall deliver to Purchaser original copies of all consents required for such assignments) and all security deposits made by Seller pursuant to any of the Leases, including, but not limited to, the security deposits listed on the Disclosure Schedule, together with all interest earned on such deposits.

     3.1.27 Availability of Documents. Seller has made available to Purchaser copies of all documents, including without limitation all agreements, contracts, commitments, insurance policies, leases, plans, instruments, undertakings authorizations, permits, licenses, patents, trademarks, trade names, service marks, copyrights and applications therefor listed in the Disclosure Schedule hereto or referred to herein. Such copies are true and complete and include all amendments, supplements and modifications thereto or waivers currently in effect thereunder.

     3.1.28 Assets. The Assets include all rights and property necessary to the conduct of the Business by Purchaser in the manner it is presently conducted by Seller and no property excluded from the Assets under Section 1.1 hereof constitutes property or rights material to the Business. Additionally, Seller hereby represents and warrants that it has in its inventory, at its principal place of business, calling cards, whose value would be at least $100,000 if an orderly liquidation were to occur.

     3.1.29 Restrictions. Seller is not a party to any indenture, agreement, contract, commitment, lease, plan, license, permit, authorization or other instrument, document or understanding, oral or written, or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or award which materially adversely affects or materially restricts or, so far as Seller can now reasonably foresee, may in the future materially adversely affect or materially restrict, the business, operations, assets, properties, prospects or condition (financial or otherwise) of the Business after consummation of the transactions contemplated hereby.

     3.1.30 Conditions Affecting Seller. There is no fact, development or threatened development with respect to the markets, products, services, clients, customers, facilities, computer software, data bases, personnel, vendors, suppliers, operations, assets or prospects of the Business which are known to Seller which would materially adversely affect the business, operations or prospects of Seller considered as a whole, other than such conditions as may affect as a whole the economy generally. Seller has used its best efforts to keep available for Purchaser the services of the employees, agents, customers and suppliers of Seller active in the conduct of the Business. Seller does not have any reason to believe that any loss of any employee, agent, customer or supplier or other advantageous arrangement will result because of the consummation of the transactions contemplated hereby.

     3.1.31 Completeness of Disclosure. No representation or warranty by Seller in this Amended Agreement nor any certificate, schedule, statement, document or instrument furnished or to be furnished to Purchaser pursuant hereto, or in connection with the negotiation, execution or performance of this Amended Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not misleading.

     3.2 Representations and Warranties of Purchaser. Purchaser represents and warrants to Seller as follows:

     3.2.1 Corporate Existence. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     3.2.2 Corporate Power and Authorization. Purchaser has the corporate power, authority and legal right to execute, deliver and perform this Amended Agreement. This Amended Agreement has been duly executed and delivered by Purchaser and constitutes the legal, valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms, subject to any requirements, limitations or conditions set forth in Section 5.1.8 below.

     3.2.3 Validity of Contemplated Transactions, etc. Except as described herein, the execution, delivery and performance of this Amended Agreement by Purchaser does not and will not violate, conflict with or result in the breach of any term, condition or provision of, or require the consent of any other party to, (a) any existing law, ordinance, or governmental rule or regulation to which Purchaser is subject, (b) any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which is applicable to Purchaser, (c) the charter documents or ByLaws of, or any securities issued by, Purchaser, or (d) any mortgage, indenture, agreement, contract, commitment, lease, plan or other instrument, document or understanding, oral or written, to which Purchaser is a party or by which Purchaser is otherwise bound. Except as aforesaid, no authorization, approval or consent of, and no registration or filing with, any governmental or regulatory official, body or authority is required in connection with the execution, delivery and performance of this Amended Agreement by Purchaser.

     3.3 Survival of Representations and Warranties. All representations and warranties made by the parties in this Amended Agreement or in any certificate, schedule, statement, document or instrument furnished hereunder or in connection with negotiation, execution and performance of this Amended Agreement shall survive the Closing for a period of three years. Notwithstanding any investigation or audit conducted before or after the Closing Date or the decision of any party to complete the Closing, each party shall be entitled to rely upon the representations and warranties set forth herein and therein.

                                  ARTICLE IV
                          AGREEMENTS PENDING CLOSING

     4.1 Agreements of Seller Pending the Closing. Seller covenants and agrees that, pending the Closing and except as otherwise agreed to in writing by
Purchaser:

     4.1.1 Business in the Ordinary Course. The Business shall be conducted solely in the ordinary course consistent with past practice.

     4.1.2 Existing Condition. Seller shall not cause nor permit to occur any of the events or occurrences described in Section 3.1.12 hereof.

     4.1.3 Maintenance of Physical Assets. Seller shall continue to maintain and service the physical assets used in the conduct of the Business in the same manner as has been its consistent past practice.

     4.1.4 Employees and Business Relations. Seller shall use its best efforts to keep available the services of the present employees and agents of the Business and to maintain the relations and goodwill with the suppliers, customers, distributors and any others having business relations with the Business.

     4.1.5 Maintenance of Insurance. Seller shall notify Purchaser of any changes in the terms of the insurance policies and binders referred to on
Schedule 3.1.18 hereto.

     4.1.6  Intentionally Omitted

     4.1.7 Compliance with Laws, etc. Seller shall comply with all laws, ordinances, rules, regulations and orders applicable to the Business, or Seller's operations, assets or properties in respect thereof, the noncompliance with which might materially affect the Business or the Assets.

     4.1.8 Update Schedules. Seller shall promptly disclose to Purchaser any information contained in its representations and warranties or the Schedules which, because of an event occurring after the date hereof, is incomplete or is no longer correct as of all times after the date hereof until the Closing Date; provided, however, that none of such disclosures shall be deemed to modify, amend or supplement the representations and warranties of Seller or the schedules hereto for the purposes of Article V hereof, unless Purchaser shall have consented thereto in writing.

     4.1.9 Conduct of Business. Seller shall use its best efforts to conduct its business in such a manner that on the Closing Date the representations and warranties of Seller contained in this Amended Agreement shall be true, except as specifically contemplated by this Article IV, as though such representations and warranties were made on and as of such date. Furthermore, Seller shall cooperate with Purchaser and use its best efforts to cause all of the conditions to the obligations of Purchaser and Seller under this Amended Agreement to be satisfied on or prior to the Closing Date.

     4.1.10 Sale of Assets; Negotiations. Seller shall not, directly or indirectly, sell, or encumber the Business or all or any part of the Assets, other than in the ordinary course of its business consistent with past practice, or initiate or participate in any discussions or negotiations or enter into any agreement to do any of the foregoing. Seller shall not provide any confidential information concerning the Business or its properties or assets to any third party other than in the ordinary course of business.

     4.1.11 Access. Seller shall give to Purchaser's officers, employees, counsel, accountants and other representatives free and full access to and the right to inspect, during normal business hours, all of the premises, properties, assets, records, contracts and other documents relating to the Business and shall permit them to consult with the officers, employees, accountants, counsel and agents of Seller for the purpose of making such investigation of the Business, including without limitation the Interim Balance Sheet, as Purchaser shall desire to make, provided that such investigation shall not unreasonably interfere with Seller's business operations. Furthermore, Seller shall furnish to Purchaser all such documents and copies of documents and records and information with respect to the affairs of the Business and copies of any working papers relating thereto as Purchaser shall from time to time reasonably request and shall permit Purchaser and its agents to make such physical inventories and inspections of the Business and the Assets as Purchaser may request from time to time.

     4.1.12 Press Releases. Except as required by applicable law, neither Seller nor any Member shall give notice to third parties or otherwise make any public statement or releases concerning this Amended Agreement or the transactions contemplated hereby except for such written information as shall have been approved in writing as to form and content by Purchaser and ENET, which approval shall not be unreasonably withheld.

     4.2 Agreements of Purchaser Pending the Closing. Purchaser covenants and agrees that, pending the Closing and except as otherwise agreed to in writing by
Seller:

     4.2.1 Actions of Purchaser. Purchaser will not knowingly take any action which would result in a breach of any of its representations and warranties hereunder. Furthermore, Purchaser shall cooperate with Seller and use its best efforts to cause all of the conditions to the obligations of Purchaser and Seller under this Amended Agreement to be satisfied on or prior to the Closing Date.

     4.2.2 Confidentiality. Except for such disclosure that may be required by law or regulation, unless and until the Closing has been consummated, Purchaser will hold, and shall cause its counsel, independent certified public accountants, appraisers and investment bankers to hold in confidence any confidential data or information made available to Purchaser in connection with this Amended Agreement with respect to the Business or the Assets using the same standard of care to protect such confidential data or information as is used to protect Purchaser's confidential information. If the transactions contemplated by this Amended Agreement are not consummated, Purchaser agrees that it shall return or cause to be returned to Seller all written materials and all copies thereof that were supplied to Purchaser by Seller and that contain any such confidential data or information.

     4.2.3 Press Releases. Except as required by applicable law or regulation, Purchaser will not give notice to third parties or otherwise make any public statement or releases concerning this Amended Agreement or the transactions contemplated hereby except for such written information as shall have been approved in writing as to form and content by Seller, which approval shall not be unreasonably withheld.

                                   ARTICLE V
                      CONDITIONS PRECEDENT TO THE CLOSING


     5.1 Conditions Precedent to Purchaser's Obligations. All obligations of Purchaser under this Amended Agreement are subject to conditions required by this Amended Agreement to be performed or complied with by them prior to or at the Closing.

     5.1.1 Representations and Warranties True as of the Closing Date. The representations and warranties of Seller contained in this Amended Agreement or in any schedule, certificate or document delivered by Seller to Purchaser pursuant to the provisions hereof shall have been true on the date hereof without regard to any schedule updates furnished by Seller after the date hereof and shall be true on the Closing Date with the same effect as though such representations and warranties were made as of such date.

     5.1.2 Compliance with this Agreement. Seller shall have performed and complied with all agreements and conditions required by this Amended Agreement to be performed or complied with by it prior to or at the Closing.

     5.1.3 Closing Certificate. Purchaser shall have received a certificate from Seller dated the Closing Date, certifying in such detail as Purchaser may reasonably request that the conditions specified in Sections 5.1.1 and 5.1.2 hereof have been fulfilled and certifying that Seller has obtained all consents and approvals required with respect to it or the Business and the Assetsby
Section 5.1.6 hereof.

     5.1.4 Opinions of Counsel for Seller. Johnson, Grusin, Kee and Surprise, P.C., counsel for Seller, shall have delivered to Purchaser a written opinion, dated the Closing Date, in the form of Exhibit F hereto with only such changes as shall be in form and substance reasonably satisfactory to the Purchaser and its counsel.

     5.1.5 No Threatened or Pending Litigation. On the Closing Date, no suit, action or other proceeding, or injunction or final judgment relating thereto, shall be threatened or be pending before any court or governmental or regulatory official, body or authority in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Amended Agreement or the consummation of the transactions contemplated hereby, and no investigation that might result in any such suit, action or proceeding shall be pending or threatened.

     5.1.6 Consents and Approvals. Except for consents required by the terms of the contracts, commitments, agreements listed in the Disclosure Schedule, the holders of any indebtedness of Seller, the lessors or lessees of any real or personal property or assets leased by Seller, the parties (other than Seller) to any contract, commitment or agreements to which Seller is a party or subject, any governmental or regulatory official, body or authority or any other person which owns or has authority to grant any governmental, judicial or regulatory official, body or authority having jurisdiction over Member, Seller or Purchaser to the extent that their consent or approval is required or necessary under the pertinent debt, lease, contract, commitment or agreement or other document or instrument or under applicable orders, laws, rules or regulations, for the consummation of the transactions contemplated hereby in the manner herein provided, shall have granted such consent or approval.

     5.1.7 Material Adverse Changes. The business, operations, assets, properties or prospects of the Business shall not have been and shall not be threatened to be materially adversely affected in any way as a result of any event or occurrence.

     5.1.8 Approvals of ENET Stockholders and Board of Directors. Prior to consummation of the transactions contemplated herein, ENET must have obtained approval from its stockholders to (i) enter into the transactions contemplated herein, and (ii) amend its Articles of Incorporation to increase the number of shares of common stock to an amount sufficient to be available for issuance to Seller and the Members all ENET Common stock required to be issued hereunder. Purchaser shall have obtained by the Board of Directors of ENET resolutions approving the transactions contemplated by this Amended Agreement.

     5.1.9 Confidentiality and Noncompetition Agreements. All Members shall execute and deliver the Confidentiality and Noncompetition Agreements in a form satisfactory to Purchaser.

     5.1.10 Key Employee Agreements. Each of the employees of the Business listed in Schedule 5.1.9 hereto shall have executed and delivered an agreement substantially in the form of Exhibit D hereto.

     5.1.11 Approval of Counsel; Corporate Matters. All actions, proceedings, resolutions, instruments and documents required to carry out this Amended Agreement or incidental hereto and all other related legal matters shall have been approved on the Closing Date by DiCecco, Fant & Burman, LLP counsel for Purchaser, in the exercise of their reasonable judgment. The Members and Seller shall also have delivered to Purchaser such other documents, instruments, certifications and further assurances as such counsel may reasonably require.

     5.2 Conditions Precedent to the Obligations of Seller. All obligations of Seller under this Amended Agreement are subject to the fulfillment or satisfaction, prior to or at the Closing, of each of the following conditions precedent:

     5.2.1 Representations and Warranties True as of the Closing Date. The representations and warranties of Purchaser contained in this Amended Agreement or in any list, certificate or document delivered by Purchaser to Seller pursuant to the provisions hereof shall be true on the Closing Date with the same effect as though such representations and warranties were made as of such date.

     5.2.2 Compliance with this Amended Agreement. Purchaser shall have performed and complied with agreements and conditions required by this Amended Agreement to be performed or complied with by it prior to or at the Closing:

     5.2.3 Closing Certificates. Seller shall have received a certificate from Purchaser dated the Closing Date certifying in such detail as Seller may reasonably request that the conditions specified in Sections 5.2.1 and 5.2.2 hereof have been fulfilled.

     5.2.4 Opinion of Counsel for Purchaser. DiCecco, Fant & Burman, LLP, counsel to Purchaser, shall have delivered to Seller a written opinion, dated the Closing Date, in the form of Exhibit K hereto with only such changes as shall be in form and substance reasonably satisfactory to Seller and its counsel.

     5.2.5 No Threatened or Pending Litigation. On the Closing Date, no suit, action or other proceeding, or injunction or final judgment relating thereto, shall be threatened or be pending before any court or governmental or regulatory official, body or authority in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Amended Agreement or the consummation of the transactions contemplated hereby, and no investigation that might result in any such suit, action or proceeding shall be pending or threatened.

     5.2.6 Approval of Counsel; Corporate Matters. All actions, proceedings, resolutions, instruments and documents required to carry out this Amended Agreement or incidental hereto and all other related legal matters shall have been approved on the Closing Date by counsel for Seller in the exercise of their reasonable judgment. Purchaser shall also have delivered to Seller such other documents, instruments, certifications and further assurances as such counsel for Seller may reasonably require.

                                   ARTICLE VI
                                INDEMNIFICATION

     6.1 General Indemnification Obligation of Seller and the Members. From and after the Closing, each of Seller and the Members, jointly and severally, will reimburse, indemnify and hold harmless Purchaser and its successors and assigns (an "Indemnified Purchaser Party") against and in respect of:

          (a) any and all damages, losses, deficiencies, liabilities, costs and expenses incurred or suffered by any Indemnified Purchaser Party that results from, relates to or arises out of:

          (i) any and all liabilities and obligations of Seller or any nature whatsoever, except for those liabilities and obligations of Seller which Purchaser specifically assumes pursuant to this Amended Agreement;

          (ii) any and all actions, suits, claims, or legal, administrative, arbitration, governmental or other proceedings or investigations against any Indemnified Purchaser Party that relate to Seller or the Business in which the principal event giving rise thereto occurred prior to the Closing Date or which result from or arise out of any action or inaction prior to the Closing Date of Seller or any director, officer, employee, agent, representative or subcontractor of Seller, except for those which Purchaser specifically assumes pursuant to this Amended Agreement; or

          (iii) any misrepresentation, breach of warranty or nonfulfillment of any agreement or covenant on the part of Seller or Members under this Amended Agreement, or from any misrepresentation in or omission from any certificate, schedule, statement, document or instrument furnished to Purchaser pursuant hereto or in connection with the negotiation, execution or performance of this Amended Agreement; and

          (b) any and all actions, suits, claims, proceedings, investigations, demands, assessments, audits, fines, judgments, costs and other expenses (including, without limitation, reasonable legal fees and expenses) incident to any of the foregoing or to the enforcement of this Section 6.1.

     6.2 General Indemnification Obligation of Purchaser. From and after the Closing, Purchaser will reimburse, indemnify and hold harmless Seller and its successors or assigns (an "Indemnified Seller Party") against and in respect of:

          (a) Any and all damages, losses, deficiencies, liabilities, costs and expenses incurred or suffered by any Indemnified Seller Party that result from, relate to or arise out of:

          (i) any and all liabilities and obligations of Seller which have been specifically assumed by Purchaser to this Amended Agreement;

          (ii) any misrepresentation, breach of warranty or non-fulfillment of any agreement or covenant on the part of Purchaser under this Amended Agreement, or from any misrepresentation in or omission from any certificate, schedule, statement, document or instrument furnished to Seller pursuant hereto or in connection with the negotiation, execution or performance of this Amended Agreement; and

          (b) any and all actions, suits, claims, proceeding, investigations, demands, assessments, audits, fines, judgments, costs and other expenses (including, without limitation, reasonable legal fees and expenses) incident to any of the foregoing or to the enforcement of this Section 6.2.

     6.3 Method of Asserting Claims, Etc. In the event that any claim or demand for which Seller or the Members would be liable to an Indemnified Purchaser Party hereunder is asserted against or sought to be collected from an Indemnified Purchaser Party by a third party, the Indemnified Purchaser Party shall promptly notify Seller and the Members of such claim or demand, specifying the nature of such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim and demand) (the "Claim Notice"). Seller and the Members shall have ten days from the personal delivery or mailing of the Claim Notice (the "Notice Period") to notify the Indemnified Purchaser Party, (A) whether or not they dispute their liability to the Indemnified Purchaser Party hereunder with respect to such claim or demand and (B) notwithstanding any such dispute, whether or not they desire, at their sole cost and expense, to defend the Indemnified Purchaser Party against such claim or demand.

          (a) If Seller or the Members disputes its liability with respect to such claim or demand or the amount thereof (whether or not Seller or the Members desires to defend the Indemnified Purchaser Party against such claim or demand as provided in paragraphs (b) and (c) below), such dispute shall be resolved in accordance with Section 6.5 hereof. Pending the resolution of any dispute by Seller or the Members of its liability with respect to any claim or demand, such claim or demand shall not be settled without the prior written consent of the Indemnified Purchaser Party.

          (b) In the event that Seller or the Members notifies the Indemnified purchaser Parties within the Notice Period that they desire to defend the Indemnified Purchaser Party against such claim or demand then, except as hereinafter provided, Seller or the Members, respectively, shall have the right to defend the Indemnified Purchaser Party by appropriate proceedings, which proceedings shall be promptly settled or prosecuted by them to a final conclusion in such a manner as to avoid any risk of Indemnified Purchaser Party becoming subject to liability for any other matter; provided, however, Seller and the Members shall not, without the prior written consent of the Indemnified Purchaser Party, consent to the entry of any judgment against the Indemnified Purchaser Party or enter into any settlement or compromise which does not include, as an unconditional term thereof, the giving by the claimant or plaintiff to the Indemnified Purchaser Party of a release, in form and substance satisfactory to the Indemnified Purchaser Party, as the case may be, from all liability in respect of such claim or litigation. If any Indemnified Purchaser Party desires to participate in, but not control, any such defense or settlement, it may do so at its sole cost and expense. If, in the reasonable opinion of the Indemnified Purchaser Party, any such claim or demand or the litigation or resolution of any such claim or demand involves an issue or matter which could have a materially adverse effect on the business, operations, assets, properties or prospects of the Indemnified Purchaser Party, including without limitation the administration of the tax returns and responsibilities under the tax laws of any Indemnified Purchaser Party, then the Indemnified Purchaser Party shall have the right to control the defense or settlement of any such claim or demand and its reasonable costs and expenses shall be included as part of the indemnification obligation of Seller and the Members hereunder; provided, however, that the Indemnified Purchaser Party shall not settle any such claim or demand without the prior written consent of Seller or the Members which consent shall not be unreasonably withheld. If the Indemnified Purchaser Party should elect to exercise such right, Seller or the Members shall have the right to participate in, but not control, the defense or settlement of such claim or demand at its sole cost and expense.

     (c) (i) If Seller or the Members elects not to defend the Indemnified Purchaser Party against such claim or demand, whether by not giving the Indemnified Purchaser Party timely notice as provided above or otherwise, then the amount of any such claim or demand, or if the same be defended by Seller or the Members or by the Indemnified Purchaser Party (but none of the Indemnified Purchaser Party shall have any obligation to defend any such claim or demand), then that portion thereof as to which such defense is unsuccessful, in each case shall be conclusively deemed to be a liability of Seller and the Members hereunder, unless Seller and the Members shall have disputed their liability to the Indemnified Purchaser Party hereunder, as provided in (a) above, in which event such dispute shall be resolved as provided in Section 6.5 hereof.

     (ii) In the event an Indemnified Purchaser Party should have a claim against Seller or the Members hereunder that does not involve a claim or demand being asserted against or sought to be collected from it by a third party, the Indemnified Purchaser Party shall promptly send a Claim Notice with respect to such claim to Seller and the Members. If Seller or the Members disputes its liability with respect to such claim or demand, such dispute shall be resolved in accordance with Section 6.5 hereof; if Seller or the Members does not notify the Indemnified Purchaser Party within the Notice Period that it disputes such claim, the amount of such claim shall be conclusively deemed a liability of Seller or the Members, respectively, hereunder.

          (d) All claims for indemnification by an Indemnified Seller Party under this Amended Agreement shall be asserted and resolved under the procedures set forth above substituting in the appropriate place "Indemnified Seller Party" for "Indemnified Purchaser Party" and variations thereof and "Purchaser" for "Seller and the Members."

     6.4  Payment.  Upon the determination of the liability under Section 6.3 or
6.5 hereof, the appropriate party shall pay to the other, as the case may be, within ten (10) days after such determination, the amount of any claim for indemnification made hereunder. In the event that the indemnified party is not paid in full for any such claim pursuant to the foregoing provisions promptly after the other party's obligation to indemnify has been determined in accordance herewith, it shall have the right, notwithstanding any other rights that it may have against any other person, firm or corporation, to setoff the unpaid amount of any such claim against any amounts owed by it under any agreements entered into pursuant to this Amended Agreement, the Seller's Documents or the Purchaser's Documents. Upon the payment in full of any claim, either by setoff or otherwise, the entity making payment shall be subrogated to the rights of the indemnified party against any person, firm or corporation with respect to the subject matter of such claim.

     6.5 Arbitration. In the event that any dispute or controversy arises between the parties to this Amended Agreement with respect to any provision hereof, and the other party has been provided three (3) days written notice (except as may otherwise be provided herein), such dispute or controversy shall be submitted for resolution to a board of arbitration in Harris County, Texas composed of one member selected by the Seller and Members, one member selected by Purchaser and one member selected by the aforementioned two members. If the parties can not agree on the third member, either party may submit a request to the Chief Judge for the United States District Court - Southern District of Texas, to appoint the third member. Except with respect to the selection of the members of the board of arbitration, the arbitration shall be conducted pursuant to the commercial arbitration rules of the American Arbitration Association. The decision of the board of arbitration (including any award of costs of the board) shall be final and binding upon the parties, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrators' authority shall include the authority to order discovery, the ability to render equitable types of relief and, in such event, any aforesaid court may enter an order enjoining and/or compelling such actions as found by the arbitrators. The arbitrators also shall make a determination regarding legal and other professional fees and costs incurred by the parties in connection with such arbitration proceeding and award any such fees and cost.

     6.6 Compliance with Bulk Sales Laws. Purchaser and Seller hereby waive compliance by Purchaser and Seller with the bulk sales law and any other similar laws in any applicable jurisdiction in respect of the transactions contemplated by this Amended Agreement. Seller shall indemnify Purchaser from, and hold it harmless against, any liabilities, damages, costs and expenses resulting from or arising out of (i) the parties, failure to comply with any of such laws in respect of the transactions contemplated by this Amended Agreement, or (ii) any action brought or levy made as a result thereof, other than those liabilities which have been expressly assumed, on such terms as expressly assumed, by Purchaser pursuant to this Amended Agreement.

     6.7 Other Rights and Remedies Not Affected. The indemnification rights of the parties under this Article VI are independent of and in addition to such rights and remedies as the parties may have at law or in equity or otherwise for any misrepresentation, breach of warranty or failure to fulfill any agreement or covenant hereunder on the part of any party hereto, including without limitation the right to seek specific performance, rescission or restitution, none of which rights or remedies shall be affected or diminished hereby.



                                  ARTICLE VII
                             POST CLOSING MATTERS

     7.1 Employee Benefits. Seller shall pay directly to each employee of the Business that portion of all benefits (limited to the arrangements, plans and programs set forth in the Disclosure Schedule) which has been accrued on behalf of that employee (or is attributable to expenses properly incurred by that employee) as of the Closing Date, and Purchaser shall assume no liability therefor. No portion of the assets of any plan, fund, program or arrangement, written or unwritten, heretofore sponsored or maintained by Seller (and no amount attributable to any such plan, fund, program or arrangement) shall be transferred to Purchaser, and Purchaser shall not be required to continue any such plan, fund, program or arrangement after the Closing Date. The amounts payable on account of all benefit arrangements (other than as specified in the following subsections) shall be determined with reference to the date of the event by reason of which such amounts become payable, without regard to conditions subsequent, and Purchaser shall not be liable for any claim for insurance, reimbursement or other benefits payable by reason of any event which occurs prior to the Closing Date. All amounts payable directly to employees, or to any fund, program, arrangement or plan maintained by Seller therefor shall be paid by Seller within thirty (30) days after the Closing Date to the extent that such payment is not inconsistent with the terms of such fund, program, arrangement or plan. All employees of Seller who are employed by Purchaser on or after the Closing Date shall be new employees of Purchaser and any prior employment by Seller of such employees shall not affect entitlement to, or the amount of, salary or other cash compensation, current or deferred, which Purchaser may make available to its employees.

     7.2 Non-Solicitation. As of the Closing Date, Purchaser shall offer employment to, and Seller shall use its best efforts to assist Purchaser in employing as new employees of Purchaser, all persons presently engaged in the Business who are identified by Purchaser prior to the Closing Date (the "Employees"). Seller shall terminate effective as of the Closing Date all employment agreements it has with any of the Employees. Until the third anniversary of the Closing Date, Seller will not directly or indirectly solicit or offer employment to any Employee (i) did not become an employee of Purchaser,
(ii) who is then an employee of Purchaser, or (iii) who has terminated such employment without the consent of Purchaser within 180 days of such solicitation or offer, and Purchaser will not directly or indirectly solicit or offer employment to any person who, after the Closing Date is then an employee of Seller or who has terminated such employment without the consent of Seller within 180 days of such solicitation or offer.

     7.3 Discharge of Business Obligations. From and after the Closing Date Seller shall pay and discharge, in accordance with past practice but not less than on a timely basis, all obligations and liabilities incurred prior to the Closing Date in respect of the Business, its operations or the assets and properties used therein (except for those expressly assumed by Purchaser hereunder), including without limitation any liabilities or obligations to employees, trade creditors and clients of the Business.

     7.4 Maintenance of Books and Records. Each of Seller and Purchaser shall preserve until the tenth (10th) anniversary of the Closing Date all records possessed or to be possessed by such party relating to any of the assets, liabilities or business of the Business prior to the Closing Date. After the Closing Date, where there is a legitimate purpose, such party shall provide the other parties with access, upon prior reasonable written request specifying the need therefor, during regular business hours, to (i) the officers and employees of such party and (ii) the books of account and records of such party, but in each case, only to the extent relating to the assets, liabilities or business of the Business prior to the Closing Date, and the other parties and their representatives shall have the right to make copies of such books and records; provided, however, that the foregoing right of access shall not be exercisable in such a manner as to interfere unreasonably with the normal operations and business of such party; and further, provided, that, as to so much of such information as constitutes trade secrets or confidential business information of such party, the requesting party and its officers, directors and representatives will use due care to not disclose such information except (i) as required by law, (ii) with the prior written consent of such party, which consent shall not be unreasonably withheld, or (iii) where such information becomes available to the public generally, or becomes generally known to competitors of such party, through sources other than the requesting party, its affiliates or its officers, directors or representatives. Such records may nevertheless be destroyed by a party if such party sends to the other parties written notice of its intent to destroy records, specifying with particularity the contents of the records to be destroyed. Such records may then be destroyed after the thirtieth (30th) day after such notice is given unless another party objects to the destruction in which case the party seeking to destroy the records shall deliver such records to the objecting party.

     7.5 Payments Received. Seller and Purchaser each agree that after the Closing they will hold and will promptly transfer and deliver to the other, from time to time as and when received by them, any cash, checks with appropriate endorsements (using their best efforts not to convert such checks into cash), or other property that they may receive on or after the Closing which properly belongs to the other party, including without limitation any insurance proceeds, and will account to the other for all such receipts. From and after the Closing, Purchaser shall have the right and authority to endorse without recourse the name of Seller on any check or any other evidences of indebtedness received by Purchaser on account of the Business and the Assets transferred to Purchaser hereunder.

     7.6 Use of Name. From and after the Closing Date, Seller will sign such consents and take such other action as Purchaser shall reasonably request in order to permit Purchaser to use the name "ACMI" and variants thereof. From and after the Closing Date, Seller will not itself use the name "ACMI" or any names similar thereto or variants thereof.

     7.7 UCC Matters. From and after the Closing Date, Seller will promptly refer all inquiries with respect to ownership of the Assets or the Business to Purchaser. In addition, Seller will execute such documents and financing statements as Purchaser may request from time to time to evidence transfer of the Assets to Purchaser, including any necessary assignments of financing statements.

     7.8 Financial Statements. Seller, shall cooperate with Purchaser to provide such financial statements relating to the Business as may be required by Rule 3-05 or Article 11 of Regulation S-X promulgated under the Securities Act of 1933, as amended (the "1933 Act"), and the 1934 Act in connection with the preparation and filing of any registration statement or periodic report by Seller pursuant to the 1933 Act or the 1934 Act, including with limitation unqualified opinions thereon of independent public accountants and consents thereof as required by the 1933 Act or the 1934 Act or the rules and regulations thereunder. If such statements are provided subsequent to closing, the preparation of such statements shall be at Purchaser's expense.

     7.9 Appointment of Board Member. ENET shall take those steps necessary to cause the nomination of one designee by Seller to serve on the board of ENET to be elected at the first annual meeting of stockholders of ENET after the Closing Date. Until such election, such designee shall be invited to attend Board meetings to provide input, but shall not be entitled to vote on any matters.

                                 ARTICLE VIII
                                 MISCELLANEOUS

     8.1 Termination. (a) Anything herein or elsewhere to the contrary notwithstanding, this Amended Agreement may be terminated by written notice of termination at any time before the Closing Date only as follows:

     (i) by mutual consent of Seller and Purchaser;

     (ii) by Purchaser, (A) at any time if the representations and warranties of Seller contained in Section 3.1 hereof were incorrect in any material respect when made or at any time thereafter, or (B) upon written notice to Seller given at any time after December 31, 1998 such later date as shall have been specified in a writing authorized on behalf of Seller and Purchaser) if all of the conditions precedent set forth in Section 5.1 hereof have not been met;

     (iii) by Seller, (A) at any time if the representations and warranties of Purchaser contained in Section 3.2 hereof were incorrect in any material respect when made or at any time thereafter, or (B) upon written notice to Purchaser given at any time after December 31, 1998 such later date as shall have been specified in a writing authorized on behalf of Seller and Purchaser) if all of the conditions precedent set forth in Section 5.2 hereof have not been met;

     (iv) by Purchaser, if the Stockholder Approval (as defined in Section 1.10) shall not have been obtained on or before July 1, 1999.

     (v) by either party if the closing has not occurred on or before ten (10) days following the date of the next annual meeting of ENET.

          (b) In the event of the termination and abandonment hereof pursuant to the provisions of this Section 8.1, this Amended Agreement (except for Section
4.2.2 which shall continue) shall become void and have no effect, without any liability on the part of any of the parties or their directors or officers or stockholders in respect of this Amended Agreement, unless the termination was the result of the representations and warranties of a party being materially incorrect when made or the material breach by such party of a covenant hereunder in which event the party whose representations and warranties were incorrect or who breached such covenant shall be liable to the other party for all costs and expenses of the other party in connection with the preparation, negotiation, execution and performance of this Amended Agreement.

     8.2 Noncompetition and Related Provisions. Seller and each Member acknowledge that simultaneous herewith each and all are entering into the following noncompetition agreements, and other agreements for which independent consideration described in Section 1.7 has been given by Purchaser and which Seller and each Member acknowledge will survive this Amended Agreement. Notwithstanding the agreements between Purchaser and Seller and each Member provided herein, Seller and each Member acknowledges that, but for Seller and each Member's willingness to enter into the covenants and agreements contained in this Amended Agreement as well as those covenants and agreements contained in certain Employment Agreements entered into simultaneous herewith between Purchaser and one or more Members who will also become employees of Purchaser, Purchaser would not be willing to enter into this Amended Agreement or any other agreements simultaneously herewith.

          (a) For the time specified in provision (b) below (the "Restrictive Period") Seller and each Member agree not to directly or indirectly engage in the business of services similar to those engaged in by Purchaser at the time of termination in the territorial limits of the United States during the terms hereof, and prior to expiration of the Restrictive Period. Further, Seller and each Member shall not contact any customers of Purchaser with a view to diverting the patronage of such customer to any entity other than Purchaser. Seller and each Member shall be deemed to be in competition with Purchaser and in violation of this noncompetition and covenant not to compete, if payment for activities prohibited under this Amended Agreement are received by (a) Seller or any Member, (b) any partnership, corporation or other entities in which Seller or any Member owns a 10% or greater interest, or (c) any member of a Seller's or a Member's family.

          (b) Seller's and each Member covenant not to compete pursuant to provision (a) above shall commence with the effective date of this Amended Agreement and shall continue for the term of the Amended Agreement and for a period of three (3) years thereafter (the "Restricitve Period"), except for those Members who also execute Employment Agreements in which case the covenant shall expire as provided therein.

          (c) During the Restrictive Period described in (b) above, Seller and each Member agree not to solicit any employees, customers or suppliers of Purchaser to induce them to change employment or sever or change any business relationship or engagement with Purchaser.

          (d) It is mutually agreed that the time period and geographical areas of the aforesaid covenants are reasonable and acceptable to both parties hereto and necessary to protect Purchaser's legitimate business interests given the consideration paid to Seller and each Member under the terms of this Amended Agreement. Purchaser, in addition to all the remedies available at law or in equity shall be entitled to enjoin the commencement or continuance of any violation by Seller and each Member of the noncompetition, non-disclosure, and other provisions of this

Amended Agreement and may without notice to Seller and each Member apply to any court of competent jurisdiction for entry of an immediate restraining order or injunction. In addition, Seller and each Member agree to immediately, upon demand, account for and pay over to Purchaser an amount equal to all compensation, commission, bonus salary, gratuity or the compensation of any kind, directly or indirectly received by or for the use of Seller and each Member resulting from any activity, transaction or employment in breach or violation of the provisions of this Amended Agreement, such amount being agreed to constitute partial liquidated damages in the event the amount of actual damages to be sustained by Purchaser on account of any such breach or violation is not capable of measurement.

          (e) Purchaser, Seller and each Member hereby expressly understand and agree that the covenants contained herein shall not be held invalid or unenforceable because of the scope of the territory or actions subject hereto or restricted hereby, or the period of time within which such covenants is operative; but the maximum territory, the actions subject to such covenants, and the period of time in which such covenant is enforceable, respectively, are subject to determination and reformation by a final judgment of any court which has jurisdiction over the parties and subject matter of this Amended Agreement.

     8.3  Brokers' and Finders' Fees.

          (a) Seller represents and warrants to Purchaser that all negotiations relative to this Amended Agreement have been carried on by it directly without the intervention of any person, who may be entitled to any brokerage or finder's fee or other commission in respect of this Amended Agreement or the consummation of the transactions contemplated hereby, and Seller agrees to indemnify and hold harmless Purchaser against any and all claims, losses, liabilities and expenses which may be asserted against or incurred by it as a result of Seller's dealings, arrangements or agreements with any such person.

          (b) Purchaser has entered into an agreement with Zane Russell who is entitled receive a finder's fee in respect of this Amended Agreement or the consummation of the transactions contemplated hereby, and Purchaser agrees to indemnify and hold harmless Seller against any and all claims, losses, liabilities and expenses which may be asserted against or incurred by it as a result of Purchaser's dealings, arrangements or agreements with Zane Russell or any such person.

     8.4 Sales, Transfer and Documentary Taxes, etc. Seller shall pay all federal, state and local sales, documentary and other transfer taxes, if any, due as a result of the purchase, sale or transfer of the Assets in accordance herewith whether imposed by law on Seller or Purchaser and Seller shall indemnify, reimburse and hold harmless Purchaser in respect of the liability for payment of or failure to pay any such taxes or the filing of or failure to file any reports required in connection therewith.

     8.5 Expenses. Except as otherwise provided in this Amended Agreement, each party hereto shall pay its own expenses incidental to the preparation of this Amended Agreement, the carrying out of the provisions of this Amended Agreement and the consummation of the transactions contemplated hereby.

     8.6 Contents of Agreement; Parties in Interest; etc. This Amended Agreement sets forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby. It shall not be amended or modified except by written instrument duly executed by each of the parties hereto. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Amended Agreement.

     8.7 Assignment and Binding Effect. This Amended Agreement may not be assigned prior to the Closing by any party hereto without the prior written consent of the other parties. Subject to the foregoing, all of the terms and provisions of this Amended Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of the Members, Seller and Purchaser.

     8.8 Waiver. Any term or provision of this Amended Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party.

     8.9 Notices. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given only if delivered personally or sent by telegram or by registered or certified mail, postage prepaid, as follows:

     If to Purchaser, to:

          ACMI ACQUISITION CORP.
          1250 Wood Branch Park Drive
          Houston, Texas 77079

          Attention:   Mitchell Bodian

     With a required copy to:

          DiCecco, Fant & Burman, L.L.P.
          1900 West Loop South, Suite 1100
          Houston, Texas 77027

          Attention: Darryl M. Burman

     If to Seller or the Members, to:

          LIMIT LLC
          5425 E. Rains Road, Suite 1
          Memphis, TN 38115

          Attention: Nathan I. Prager

     With a required copy to:

          Johnson, Grosin, Kee and Surprise, P.C.
          780 Ridgelake Blvd., Suite 202
          Memphis, TN 39120

          Attention: David J. Johnson

     If to ENET to:

          EQUALNET COMMUNICATIONS CORP.
          1250 Wood Branch Park Drive
          Houston, Texas 77079

          Attention:     Mitchell Bodian

     With a required copy to:

          DiCecco, Fant & Burman, LLP
          1900 West Loop South, Suite 1100
          Houston, Texas 77027

          Attention:  Darryl M. Burman

or to such other address as the addressee may have specified in a notice duly given to the sender as provided herein. Such notice, request, demand, waiver, consent, approval or other communication will be deemed to have been given as of the date so delivered, telegraphed or mailed.

     8.10 Texas Law to Govern. This Amended Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Texas.

     8.11 No Benefit to Others. The representations, warranties, covenants and Amended Agreements contained in this Amended Agreement are for the sole benefit of the parties hereto and, in the case of Article VI hereof, the other Indemnified Parties, and their heirs, executors, administrators, legal representatives, successors and assigns, and they shall not be construed as conferring any rights on any other persons.

     8.12 Headings, Gender and "Person". All section headings contained in this Amended Agreement are for convenience of reference only, do not form a part of this Amended Agreement and shall not affect in any way the meaning or interpretation of this Amended Agreement. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the context requires. Any reference to a "person" herein shall include an individual, firm, corporation, partnership, trust, governmental authority or body, association, unincorporated organization or any other entity.

     8.13 Schedules and Exhibits. All Exhibits and Schedules referred to herein are intended to be and hereby are specifically made a part of this Amended Agreement.

     8.14 Severability. Any provision of this Amended Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     8.15 Counterparts. This Amended Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Amended Agreement shall become binding when one or more counterparts taken together shall have been executed and delivered by the parties. It shall not be necessary in making proof of this Amended Agreement or any counterpart hereof to produce or account for any of the other counterparts.


IN WITNESS WHEREOF, the parties hereto have duly executed this Amended Agreement on the date first written.

ATTEST:                                      ACMI ACQUISITION CORP.

By
  ______________________________              __________________________________

  ___________________, Secretary             By:________________________________
                                             Title:_____________________________

ATTEST:                                      LIMIT LLC

                                             By_________________________________
________________________________             Its Manager

_____________________, Secretary

                                    MEMBERS:

______________________________________    ___________________________________
Name: ________________________________    Name:

______________________________________    ___________________________________
Name: ________________________________    Name: _____________________________

______________________________________    ___________________________________
Name: ________________________________    Name: _____________________________

______________________________________
Name: ________________________________

EqualNet Communications Corp. executed this Amended Agreement solely for the purpose of the delivery of its shares of ENET Common Stock pursuant to Section
1.3 and compliance with Section 7.9.

                                    EQUALNET COMMUNICATIONS CORP.

                                    By:_________________________________________

                                    Its:________________________________________
                                    Title:______________________________________

ATTEST:

_______________________________

____________________, Secretary